                            SHARE PURCHASE AGREEMENT



                               DATED 8TH MAY, 2000



                            DENISON INTERNATIONAL PLC



                                       and



                                 ING BARINGS LLC



                     ---------------------------------------

                          CONTINGENT PURCHASE CONTRACT
                       FOR THE PURCHASE OF UP TO 1,111,395
                          SHARES OF US$0.01 EACH IN THE
                      CAPITAL OF DENISON INTERNATIONAL plc

                    ----------------------------------------


                                  ALLEN & OVERY
                                     LONDON
                                   CO:703948.1

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                                    Page Two

THIS AGREEMENT is made on  May 8, 2000

BETWEEN:

(1) DENISON INTERNATIONAL PLC (registered number 2798239) whose registered office is at Masters House, 107 Hammersmith Road, London W14 OQH (the "COMPANY"); and

(2) ING BARINGS LLC whose US offices are located at 55 E. 52nd Street, New York, NY 10055 (the "VENDOR").

WHEREAS:

(A) The Company is a public company limited by shares having an authorized share capital of (pound)57,000 divided into 7,125 "A" Ordinary Shares of (pound)8 each ("Ordinary Shares") and US$150,000 divided into 15,000,000 Ordinary Shares of US$0.01 each ("$ Shares") of which 7,015 Ordinary Shares and 11,113,950 $ Shares have been issued fully paid or credited as fully paid.

(B) Pursuant to and in accordance with the terms of the Amended and Restated Restricted Deposit Agreement dated 4th August 1997 between inter alia the Company and Bankers Trust Company, a bank organized under the laws of the State of New York (the "Deposit Agreement" and "Depositary" respectively), the 11,113,950 issued $ Shares (such shares being referred to in the Deposit Agreement as "Restricted American Depositary Shares ("ADS's")) are held by the Depositary in the form of share warrants to bearer, the beneficial ownership of which being evidenced by the issue by the Depositary of American Depositary Receipts ("ADR's") on the basis of one ADR for every one ADS held.

(C) Subject to the conditions in clause 1 below, the Company wishes to purchase, and the Vendor wishes to sell up to 1,111,395 of such $ Shares on the terms and conditions set out below.

(D) The Company is authorized to purchase its own shares pursuant to article 11 of the Company's articles of association.

(E) A copy of this agreement has been available for inspection by the members of the Company at its registered office for not less than 15 days ending with 8th May, 2000 and was similarly available at the annual general meeting of the Company held on that date at which the terms of this agreement were authorized by special resolution of the Company in accordance with section 164 of the Companies Act 1985 (the "Act").

(F) The consideration for the purchase of any of the $ Shares is proposed to be provided out of the distributable profits of the Company.

IT IS AGREED as follows:

1.  CONDITIONS PRECEDENT

    Each sale and purchase of any of the $ Shares is conditional on:

    (a) the Company having notified the Vendor at any time prior to 31st October, 2001 by one or more notices (in the form set out in Appendix
         1) that it wishes to purchase up to a specified number of $ Shares and the price or the range of prices and a maximum price at or within which the Vendor shall acquire the ADRs representing such shares; and

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                                   Page Three

    (b) following receipt by the Vendor of any notice pursuant to paragraph (a) above, the Vendor having notified the Company at any time prior to 7th November, 2001 by one or more notices (in the form set out in Appendix
         2) ("Vendor's Notice") that it has acquired a specified number of ADRs (the "Sale ADRs") in accordance with paragraph (a) above and that pursuant to and in accordance with the relevant provisions of the Deposit Agreement, such ADRs have been surrendered to the Depositary and that the Vendor is the holder of share warrants to bearer in respect of a specified number of $ Shares (the "Sale Shares").

2.  SALE AND PURCHASE

    Subject to the satisfaction of the conditions in clause 1, the Vendor shall acquire as an agent for the Company, and the Company shall be obligated to purchase, the Sale Shares at an aggregate price, payable in cash in US dollars, equal to the aggregate of (i) the consideration paid by the Vendor for the Sale ADRs, (ii) an commission-equivalent markup of US $.03 per share and (iii) a conversion fee of US $.05 per share (together, the "Purchase Price").

3.  WARRANTIES AND COVENANTS

(1) The Vendor warrants that as at completion of each purchase of Sale Shares (as referred to in clause 4 below) the Company will be the beneficial owner of the number of Sale Shares specified in the relevant Vendor's Notice and that such Sale Shares will be free from any lien, charge or encumbrance.

(2) The Vendor covenants that all purchases of Sale ADRs by it hereunder shall be made in accordance with all applicable US securities laws, including but not limited to Regulation M and the safe harbor afforded by Rule 10b-18 under the US Securities Exchange Act of 1934, as amended.

(3) Each party warrants to the other that this Agreement has been duly authorized, executed and delivered by such Party, and constitutes the legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms. The Company warrants that it will notify the Vendor immediately of any "blackout" periods during which the Company would be precluded, for any reason, from purchasing shares under this agreement. Such notice shall be sent as provided for in clause 6 below.

4.  COMPLETION

(1) Completion of each sale and purchase of the Sale Shares shall be effected on the business day next following receipt by the Company of the relevant Vendor's Notice, by:

    (a)  the Company paying to the Vendor the Purchase Price.

(2) At a place and time to be agreed between the Company and the Vendor, Vendor shall deliver to the Company the share warrants to bearer representing the Sale Shares referred to in the Vendor Notice.

(3) As soon as is reasonably practicable after completion the Company shall (if applicable) alter its register of members so as to show that the relevant Sale Shares have been cancelled in accordance with section 160(4) of the Act.

5.  COSTS

    Each of the Company and the Vendor shall bear all professional costs and charges relating to this agreement respectively incurred by them and the Company shall also pay all stamp duties, custodial charges and delivery charges falling due in respect of the completion of the purchase of the Sale Shares in accordance with this agreement.

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                                   Page Four

6.  SERVICE OF NOTICES

    Any notice to be served under this agreement shall be validly served if delivered or if sent by first class post, recorded delivery post or facsimile process if addressed to the Company at its US Executive Offices located at 14249 Industrial Parkway, Marysville, Ohio 43040, Attention:
    Chief Financial Officer (facsimile number 937-644-0827) or, if addressed to the vendor to ING Barings LLC at 55 E. 52nd Street, New York, NY 10055,Aattention Michael C. Brown, Managing Director (facsimile number 212-409-5059) with a copy to Ralph Martinez, Director (facsimile number 404-364-5255) . Any notice shall be deemed to have been served:

    (a)  if delivered, at the time of delivery;

    (b)  if posted, on the third business day after it was put in the post; or

    (c) if sent by facsimile process at the expiration of two hours after the time of dispatch.

7.  TERMINATION

    This agreement shall terminate on 7th November, 2001 (the "Termination Date") as from which date neither of the parties will have any rights, liabilities or obligations under this agreement save in respect of any Vendor's Notice received or deemed received by the Company prior to the Termination Date.

8.  GENERAL

(1) The headings in this agreement are for convenience only and shall not affect its construction.

(2) This agreement is governed by and shall be construed in accordance with the laws of England and Wales.

AS WITNESS the hands of the duly authorized representatives of the parties on the date, which appears first on page 1.




SIGNED by J. Colin Keith, Chairman               /s/ J. Colin Keith
For and on behalf of                             -------------------------------
DENISON INTERNATIONAL plc



SIGNED by Michael C. Brown, Managing Director    /s/ Michael C. Brown
for and on behalf of                             -------------------------------
ING BARINGS LLC

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                                   APPENDIX 1

To: ING Barings LLC
    55 E. 52nd Street
    New York, NY  10055
    Attn: Michael C. Brown, Managing Director


Pursuant to clause 1(a) of the Contingent Purchase Contract made between us and dated 8th May, 2000 (the "Contract"), we hereby notify you that:

1.  We wish to purchase up to [              ] $ Shares as defined in, and on
    the terms and subject to the conditions of, the Contract;

2. All purchases of $ Shares shall be made in accordance with all applicable US securities laws, including but not limited to Regulation M and the safe harbor afforded by Rule 10b-18 under the US Securities Exchange Act of 1934, as amended; and

3.  The maximum price which you may purchase ADRs representing $ Shares shall be
    US$[       ] per ADR.


Dated:



Signed: .....................................
         A duly authorized director
         for and on behalf of
         Denison International plc

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                                   APPENDIX 2


To: The Directors
    Denison International plc
    Masters House
    107 Hammersmith Road
    London  W14 0QH
    England

Pursuant to clause 1(b) of the Contingent Purchase Contract made between us and dated 8th May, 2000 (the "Contract"), we hereby notify you as follows:

1.  We have acquired [           ] ADRs representing [           ] Sale Shares,
    as defined in the Contract at a price or prices and on the dates specified below.

    Date(s) ADR(s)     Price paid     No. of ADRs     Total purchase price
    Purchased          per ADR $      purchased

    [            ]     [        ]     [         ]      [                 ]

2. Pursuant to and in accordance with the relevant provisions of the Deposit Agreement (as so defined) we have surrendered the above-mentioned ADRs to the Depositary and that we are the holder of a share warrant to bearer in
    respect of [            ] $ Shares.

Dated:

Signed:  ....................................
         A duly authorized signatory
         for and on behalf of ING Barings LLC